EXHIBIT 10(q) - PROMISSORY NOTE

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                          FIRST FINANCIAL CORPORATION

                                PROMISSORY NOTE


$18,000,000.00                                              Milwaukee, Wisconsin
                                                                  April 30, 1994

                  SECTION 1. FOR VALUE RECEIVED, FIRST FINANCIAL CORPORATION, a Wisconsin corporation (the "Company"), hereby promises to pay to the order of M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation ("M&I"), the principal sum of EIGHTEEN MILLION AND 00/100 DOLLARS ($18,000,000.00) or such lesser amount of loans which remain outstanding under this Note on April 30, 1995. The unpaid principal shall bear interest from the date hereof until paid, computed on the basis of a 360 day year, at an annual rate equal to the prime rate of interest (the "Prime Rate") adopted by M&I from time to time as the base rate for interest rate determinations, changing on each day that the Prime Rate changes. Interest shall be payable monthly in arrears on the first day of each month in each year, commencing on June 1, 1994 and continuing thereafter until the principal is paid in full, with a final payment of interest due at maturity. The Company agrees to pay interest on any overdue amounts at the Prime Rate plus 2%. Each loan shall be in an integral multiple of One Hundred Thousand and 00/100 Dollars ($100,000.00) and shall be made on telephonic notice from an authorized officer of the Company to M&I. The Company may reborrow any amounts paid or prepaid on this Note, provided, however, that the aggregate amount of loans outstanding hereunder shall never exceed $18,000,000.00. All interest under this Note shall be computed for the actual number of days elapsed on the basis of a 360 day year.

                  Payments of both principal and interest are to be made in lawful money of the United States of America at the offices of M&I Marshall & Ilsley Bank, Attention: Loan and Discount Department, 770 North Water Street, Milwaukee, Wisconsin 53201, or at such other place as the holder shall designate in writing to the maker.

                  SECTION 2. PREPAYMENT. The Company may, at any time and from time to time, prepay the loan in whole or in part without premium or penalty. At the time of making any prepayment, the Company shall pay all accrued interest upon the amount prepaid.

                  SECTION 3. The Company hereby waives presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note.

                  SECTION 4. DEFINITIONS. When used in this Note, the following terms shall have the meanings specified:

                  Automatic Event of Default. "Automatic Event of Default" shall mean any one or more of the following:
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                  (a) the Company or FFB, shall: (i) become insolvent or take or fail to take any action which constitutes an admission of inability to pay its debts as they mature, (ii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, (iii) become the subject of an "order for relief" within the meaning of the United State Bankruptcy Code, (iv) file a petition in bankruptcy, or for reorganization, or to effect a plan or other arrangement with creditors, (v) file an answer to a creditor's petition, admitting the material allegations thereof, for an adjudication of bankruptcy or for reorganization or to effect a plan or other arrangement with creditors, (vi) apply to a court for the appointment of a receiver or custodian for any of its assets or properties, or
(vii) have a receiver or custodian appointed for any of its assets or properties, with or without consent, and such receiver shall be discharged within sixty (60) days after his appointment; or

                  (b) the Company or FFB adopts a plan of complete liquidation of its assets.

                  Consolidated Assets. "Consolidated Assets" shall mean all consolidated assets of the Company and all Subsidiaries but shall not include goodwill, patents, trademarks, trade names, copyrights and other assets properly classified as intangible assets.

                  Event of Default. "Event of Default" shall mean any automatic Event of Default and any Notice Event of Default.

                  FFB.  "FFB" means First Financial Bank, F.S.B.

                  Indebtedness. "Indebtedness" shall mean, as to any Person, all liabilities or obligations of that Person, whether primary or secondary or absolute or contingent: (a) for borrowed money, whether secured or unsecured;
(b) evidenced by notes, bonds, debentures, guarantees, endorsements or similar obligations; (c) for capital lease obligations; (d) secured by any Liens or (e) for deferred indebtedness whether secured or unsecured, incurred in connection with the acquisition or carrying of property.

                  Lien. "Lien" shall mean, with respect to any asset: (a) any mortgage, pledge, lien, charge, security interest or encumbrance of any kind; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

                  Notice Event of Default. "Notice Event of default" shall mean any one or more of the following and such failure or default remains uncured for a period of thirty (30) days after notice of such occurrence is given by M&I to the Company:

                  (a) the Company shall fail to pay when due any installment of the principal of or interest upon this Note;

                  (b) there shall be a default in the performance or observance of any of the covenants and agreements contained in this Note;
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                  (c) there shall be a default in the  performance or observance of any of the covenants and agreements contained in the Pledge Agreement or contained in other instruments delivered by the Company to M&I;

                  (d) any representation or warranty made by the Company in this Note or in any document or financial statement delivered to M&I pursuant to this Note shall prove to have been false in any material respect as of the time when made or given;

                  (e) the amount of any final judgment entered against the Company or any Subsidiary, when added to the amount of all other final judgments against the Company and all Subsidiaries, exceeds the aggregate amount of $1,000,000 and such final judgments shall remain outstanding and unsatisfied, unbonded or unstayed after thirty (30) days from the date of entry thereof; or

                  (f) the Company or FFB defaults on any Indebtedness in excess of $500,000 other than the loans represented by the Note, or the Company's or FFB's failure to perform or observe any term, covenant or condition for other Indebtedness in excess of $500,000 if the effect of such failure is to accelerate such Indebtedness and require such Indebtedness to be prepaid prior to maturity.

                  Person.   "Person"  shall  mean  and  include  an  individual,
partnership, corporation, trust, incorporated organization and a government or any department or agency thereof.

                  Pledge Agreement. "Pledge Agreement" shall mean the Collateral Pledge Agreement between the Company and M&I dated June 29, 1990, as amended by the First Amendment to Collateral Pledge Agreement dated as of May 1, 1991 between the Company and M&I, a Second Amendment to Collateral Pledge Agreement dated as of April 30, 1992, a Third Amendment to Collateral Pledge Agreement dated as of November 30, 1992, a Fourth Amendment to Collateral Pledge Agreement dated April 30, 1993, and a Fifth Amendment to Collateral Pledge Agreement dated April 30, 1994, and as further amended from time to time.

                  Subsidiary. "Subsidiary" shall mean any corporation at least fifty percent (50%) of the outstanding stock of which (of any class or classes, however designated, having ordinary voting power for the election of at least a majority of the members of the board of directors of such corporation, other than stock having such power only by reason of the happening of a contingency) shall at the time be owned by the Company directly or through FFB; provided, however, that an affiliate of FFB shall only be considered a Subsidiary if such entity is reflected in the annual consolidated and consolidating financial statements of the Company and all Subsidiaries described in Section 5.5(b) hereof or in any footnotes to such financial statements.

                  SECTION 5. Covenants. From and after the date of this Note and until the entire amount of principal and interest due under the Note and the entire amounts of fees and payments due under this Note and the Collateral Pledge Agreement are paid in full:
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                  5.1  Indebtedness.  The Company  will not, and will cause each
Subsidiary to not, at any time permit the sum of the following described Indebtedness to exceed 12% of Consolidated Assets:

                  (a) Indebtedness of the Company and all Subsidiaries to the Federal Home Loan Bank System; plus

                  (b) the maximum amount of Indebtedness which the Company and all Subsidiaries could incur under commitments made by M&I; plus

                  (c)  all   other   Indebtedness   of  the   Company   and  all
Subsidiaries.

                  5.2 Asset/Liability Ratio. The Company, on a consolidated basis, will not at any time allow earning assets that mature or are repriced within one year to fall below 84% or rise above 116% of liabilities that mature or are repriced within one year, such assets and liabilities being classified according to regulatory requirements as reported by the Subsidiaries to the Office of Thrift Supervision.

                  5.3 Risk-Based Capital Ratio. The Company shall cause FFB to maintain at all times Risk-Based Capital, as measured by the Office of Thrift Supervision, of at least 8% of Risk Weighted Assets, as measured by the Office of Thrift Supervision.

                  5.4 Liquidity. The Company and its Subsidiaries shall maintain Cash and Interest-earning Deposits, as defined in accordance with generally accepted accounting principles, of at least 4.5% of Consolidated Assets.

                  5.5 Reporting Requirements. The Company shall furnish to M&I such information respecting the business, assets and financial condition of the Company and the Subsidiaries as M&I may reasonably request and without request furnish to M&I:

                  (a) within 45 days after the end of each fiscal quarter in each fiscal year, a consolidated and consolidating balance sheet of the Company and all Subsidiaries as of the end of each such fiscal quarter and of the comparable fiscal quarter in the preceding fiscal year and consolidated and consolidating statements of income, stockholders equity and cash flow of the Company and all Subsidiaries for each such fiscal quarter and for that part of the fiscal year ending with each fiscal quarter and for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified as true and correct, subject to audit and normal year-end adjustments, by the chief financial officer of the Company; and

                  (b) as soon as available, and in any event within 120 days after the close of each fiscal year, a copy of the detailed annual audit report
for  such  year  and  accompanying   consolidated  and  consolidating  financial
statements of the Company and all Subsidiaries prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied by public accountants of recognized standing selected by the Company, and reasonably satisfactory to M&I, which audit report shall be accompanied by: (i) an opinion of such accountants, in form and substance reasonably satisfactory to M&I to the effect that the same fairly presents the consolidated financial condition and the consolidated results of operations of the Company and all Subsidiaries for the periods and as of the relevant dates thereof, and (ii) a certificate of such accountants setting forth their computations as to the Company's compliance with Sections 5.1, 5.2, 5.3 and 5.4 of this Note and stating that in the ordinary course of their audit, conducted in accordance with generally accepted auditing practices, they did not become aware of any Event of Default or, if their audit disclosed an Event of Default, a specification of the Event of Default and the actions taken or proposed to be taken by the Company with respect thereto; and
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                  (c) promptly after the same are available,  copies of all such proxy statements, reports and financial statements as the Company shall send to its stockholders; and

                  (d) together with each delivery required by Sections 5.5(a) and (b) of this Note, a certificate of the Company in form reasonably satisfactory to M&I as to the Company's compliance with the covenants contained in this Note; and

                  (e) promptly after the same are available, copies of all reports submitted to the Company or any Subsidiary by independent certified public accountants in connection with any annual or special audit made of the books and records of the Company or any Subsidiary or relating to the management, operation, accounting procedures or internal controls of the Company or any Subsidiary.

                  5.6 Inspection of Properties and Records. The Company shall, and shall cause each Subsidiary to, permit representatives of M&I to visit any of its properties and examine any of its books and records at any reasonable time and as often as may be reasonably desired and facilitate such inspection and examination.

                  SECTION 6.  REMEDIES.

                  6.1 Acceleration. (a) Upon the occurrence of an Automatic Event of Default, then, without notice, demand or action of any kind by M&I, the entire amount of unpaid principal and accrued and unpaid interest under this Note and the entire amount of unpaid fees and expenses under this Note shall be automatically and immediately due and payable.

                  (b) Upon the occurrence of a Notice Event of Default, M&I may, by written notice to the Company, declare that the entire amount of unpaid principal and accrued and unpaid interest under this Note and the entire amount of unpaid fees and expenses under this Note are immediately due and payable.

                  (c) No remedy herein conferred upon M&I is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Note or the Pledge Agreement or now or hereafter existing by law. No failure or delay on the part of M&I in exercising any right or remedy shall operate as a waiver thereof nor shall any single or partial exercise of any right preclude other or further exercise thereof or the exercise of any other right or remedy.

                  6.2 Fees, Expenses and Attorney's Fees. The Company shall pay all reasonable fees and expenses incurred by M&I, including the reasonable fees of counsel, in connection with the maintenance, reissuance and amendment of this Note, the Pledge Agreement and the consummation of the transactions contemplated by this Note and the administration, protection or enforcement of M&I's rights under this Note and the Pledge Agreement.
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                                         FIRST FINANCIAL CORPORATION



(CORPORATE SEAL)
                                         By /s/ John C. Seramur
                                         -----------------------------------
                                                John C. Seramur, President



                                         Attest:


                                         /s/ Robert M. Salinger
                                         -----------------------------------
                                             Robert M. Salinger, Secretary
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